                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Cadmus Communications Corporation of our report dated July 25, 2003, included in the 2003 Annual Report to Shareholders of Cadmus Communications Corporation.

Our audits also included the financial statement schedule of Cadmus Communications Corporation listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the following Registration Statements of our report dated July 25, 2003, with respect to the consolidated financial statements of Cadmus Communications Corporation, incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule of Cadmus Communications Corporation, included in this Annual Report (Form 10-K) of Cadmus Communications Corporation, for the fiscal year ended June 30, 2003.

Registration Statement Number             Description
-----------------------------             -----------
333-39185                                   Form S-8
033-50871                                   Form S-8
333-23099                                   Form S-8
033-56653                                   Form S-8
33-10214                                    Form S-8
33-87690                                    Form S-8
333-69183                                   Form S-8
333-69185                                   Form S-8
2-90742                                     Form S-8
033-62655                                   Form S-3
333-83121                                   Form S-4
333-84390                                   Form S-8



                                               /s/ Ernst & Young LLP

Richmond, VA
September 24, 2003